  Exhibit 99.1
June 11, 2019

2019 Letter to Shareholders

Dear Shareholders:

I am pleased to provide the second annual shareholder letter reviewing our developments and progress over the past year as well as our plans and expectations for the upcoming year. American Resources continues to focus on increasing its coal production in the Central Appalachian Basin, and more specifically increasing its production of coking/metallurgical coal, an essential ingredient for steel production, to meet the growing demand of the global infrastructure marketplace. American Resources continues to execute on its growth plan through a combination of expanding its currently producing coal mines, bringing its existing idled, permitted mines back into production, and strategically acquiring additional permits and operations. Throughout this process, we continue to scale our unique platform and remain fully committed to our business model in being the fastest growing, safest, and most efficient coal mining company in our industry.

As a general reminder of our corporate strategy, when the management team founded the company in early 2015, we set out to pull from our combined expertise in restructuring inefficient businesses and our prior first-hand experiences in managing coal mining operations over the last decade. Our mission was to opportunistically identify (1) good operations that could be acquired in an accretive manner that have sizable organic growth opportunities, (2) mismanaged operations where we can use our collective experience to “right-size” the operations, and (3) operations that can be completely restructured, resulting in expanding margins and quickly made into a productive asset. From this systematic restructuring process, our operations emerge stronger and able to withstand coal supply and demand cycles. As our company continues to grow and evolve, our commitment to this strategy has built a strong foundation from which we can continue to grow and deliver strong shareholder returns.

Over the past year, American Resources has been broadening and fortifying its foundation of assets from which it can continue growing and provide shareholders with one of most unique and efficient platforms within our industry. Most notably, we acquired our fourth coal processing hub, and our first mining complex in the state of West Virginia called Wyoming County Coal. We also acquired in excess of approximately 27 million ton deposit of high-quality, metallurgical coal in eastern Kentucky. Lastly, we up-listed our publicly traded equity to the Nasdaq Capital Market. With the completion of these three events, we feel our company is in the best position it has been to-date to deliver a strong and longstanding path of growth and positive returns to our shareholders.

With the inclusion of these two recent acquisitions to complement our platform of assets, our recent focus has been to (1) grow our metallurgical coal or coking coal platform to serve the rapidly growing global infrastructure marketplace, while (2) providing our shareholders with the benefits of having our stock listed on a world-renowned exchange and trusted market leader, such as Nasdaq.

Our access to quality metallurgical coal is abundant, and the growth of our metallurgical coal production is our main focus throughout this phase of our growth. The carbon element in metallurgical coal or coking coal is an essential ingredient to produce steel. Metallurgical coal contains certain characteristics, such as fluidity and volatility parameters, not typically found in all coals, and for that reason, metallurgical coal sells at a premium to thermal coal (which is used in electricity generation). We see the demand for metallurgical coal to produce steel as strong and sustainable. The global appetite to improve and expand the world’s current infrastructure, as well as emerging nations’ desire to industrialize, modernize, and improve their standard of living should provide a longstanding, tenable market. Most importantly, the metallurgical coal produced in the United States creates a quality of steel that keeps the citizens of this country, and the world, safe by building long term sustainable bridges, tunnels, roadways, buildings, vehicles, and many other everyday uses.

As our business grows, company-wide, we anticipate metallurgical coal to be a majority of our coal production, and targeted EBITDA margin for all our operations to be in the range of 24%-36%.

With that in mind, I will summarize what our company has accomplished over the past year:

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In October of 2018, we acquired our fourth operating hub and our first mining complex in the coal-rich state of West Virginia. Named Wyoming County Coal (WCC), this complex broadens our operational footprint as well as provides us immediate ownership and access to premium mid-volatile metallurgical coal. In addition to the coal, WCC has all of the necessary coal processing and transportation infrastructure to strategically fit into our low-cost, hub and spoke operating structure, and it will also provide us the opportunity to expand the geological coal deposits around the complex in the future.

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In January of 2019, we entered into a long-term metallurgical coal sale agreement with one of our existing customers. Under the agreement, we were able to lock in metallurgical coal sales for a two-year term beginning in March of 2019 at a fixed price for the first year. The sales price will be market adjusted with certain price collars for the term of the second year. Entering into such an agreement allows us to have our coal broadly distributed to a diverse end-user base and enables us to execute on our growth objectives with a certain level of visibility. Related to the coal sales agreement, this customer also provided advances against future coal sales to accelerate production expansion at our Mine #15 and Carnegie 1 mines.

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In February of 2019, we acquired over 3,000 mineral and surface acres of high-vol A and high-vol B coking coal located in eastern Kentucky’s Pike County, and strategically situated about 20 miles east of our McCoy Elkhorn Coal Complex (MEC). The addition of this coal base gives us the ability to expand our volumes, sales and margins while enhancing our coal blending capabilities at MEC to further serve the steel producers and infrastructure markets.

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Also in February of 2019, we up-listed American Resources Corporation from trading on the OTC Pink Sheets to the Nasdaq Capital Market (under the ticker AREC). Achieving a Nasdaq listing was a significant milestone for us. Having our company listed on a prominent, globally recognized marketplace, such as Nasdaq, will ultimately enhance our liquidity and visibility while increasing our profile with our current and future investors.

In addition to these significant achievements, we also made several operational accomplishments to further enhance the efficiencies of our currently producing mines. These improvements are:

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After last year’s initial development production at our Carnegie 1 mine, which confirmed the appropriate mining style and equipment, we idled the production during the fourth quarter of 2018 to set the mine up to significantly expand the mine for long-term, stable production. Upon restructuring the mine plan and infrastructure to support expanded output, we restarted production at Carnegie 1 this May and are in the process of ramping production under our previously announced, three-phase plan. We expect this plan to be complete later this fall, and to yield a production range of approximately 32,000 to 42,000 clean tons per month, and generating additional annual revenue run rate of approximately $36 million to $47 million.

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In March of 2019, we announced the investment of additional equipment and infrastructure to increase the output, productivity and economics of our Access Energy mine at our Deane Mining complex. The plan to convert the Access Energy mine from operating a single section, utilizing one continuous miner, to operating a walking super section, which utilizes two continuous miners, has been slightly delayed due to the need to complete the mining of the current panel in the Elkhorn 3 coal seam where we are mining. Upon completion, we will begin mining a new panel under the new and expanded mine plan. Concurrently, we are in the process of converting our production from our Access Energy mine from being sold on the thermal market to being sold on the pulverized coal injection (PCI) market due to the better properties of the coal. This shift in coal sales should allow us to realize a greater sales price and profit margin.

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In April of 2019, we purchased another continuous miner and delivered it to our Mine #15 at MEC to further expand the production of metallurgical coal. This is the third operating continuous miner being utilized at Mine #15, and we are currently rebuilding another continuous miner which will be the fourth to be utilized at the mine. With the addition of the third continuous miner, we will be converting one of our single sections to a super section which will incrementally increase production by approximately 12,000 salable tons per month once fully implemented and streamlined over the next several weeks. Once the rebuild of the fourth continuous miner is complete, we will implement the same strategy of converting our other section at Mine #15 to a full super section. We expect this to take place later this summer. Once fully implemented, Mine #15 is expected to produce 36,000 to 44,000 clean tons per month with an annual run rate revenue at such time of $40 million to $50 million.

With the ownership of a substantial number of other idled, permitted coal mines (34) throughout our four operating subsidiaries (McCoy Elkhorn Coal, Deane Mining, Knott County Coal, and Wyoming County Coal), we have significant continued organic expansion ability. We believe we are in the very early stages of our growth given the collection of assets and platform we have built since forming Quest Energy Inc. in 2015 and American Resources in 2017. Over this phase of our growth, we look to capitalize on this in several meaningful ways:

Production Expansion Methodology: The Company has put an emphasis of cost and quality on targeting opportunities for expansion. Our initial base load production from our currently producing mines have been established at our McCoy Elkhorn and Deane Mining complexes and now our focus has turned to (1) expanding that production base, and (2) focusing on coal qualities that will further improve the quality of our production and potential for higher margin contracts with customers. From a coal quality basis, we have already been able to showcase this process with our Carnegie 1 mine coming online and blended with our production at Mine #15. The next five mines we have slated for development (or are in development) emphasize this point based on the coal quality analysis we have seen from existing production at the mines or extensive core drillings that have been completed at the properties. We believe this focus on quality will enable us to continually capture a larger market share in our industry along with being one of the few growing players in the sector, offering stability and reliability with our customer base.

Currently Producing Mining Complex Overview:

McCoy Elkhorn Coal: Over the next year, we anticipate continuing expansion of both Mine #15 and Carnegie 1 mine. We continue to perform face-up work on our second underground mine in the Lower Alma coal seam called Carnegie 2 and anticipate production to start sometime this summer or early fall. At that point, we anticipate starting the face-up work on our third permitted underground mine in the Lower Alma seam called Carnegie 3. Carnegie 1, 2, and 3 all access the same large boundary of Lower Alma coal, which is high-quality High-Vol “B” metallurgical coal. Furthermore, we anticipate our PointRock surface mine, that was acquired in early 2018, to be in production later this year. Finally, as part of our work over the next twelve months, we anticipate working on permitting an underground mine in the Upper Alma coal seam, which demonstrate High-Vol “A/B” metallurgical coal characteristics similar to our existing mines at this complex, as well as evaluating the mine plans for our permitted Upper Alma mines adjacent to the Carnegie mines.

Deane Mining: We continue making strides to increase our production at all of our properties that feed the Deane Mining complex. We have acquired additional equipment for the Access Energy mine that should start to increase production at the mine substantially over the next several months. We are currently in the engineering phase of development on our Access North permit, Love Branch, and Classic mines. Located in the Elkhorn 2 and 3 coal seams, we anticipate the coal quality on a blended basis to be of a higher quality on a PCI and metallurgical basis to our existing Access Energy underground mine on a stand-alone basis. Most notably the Access North mine is a large boundary of high-quality coal with preliminarily metallurgical High-Vol “B” characteristics, which we continue to test to verify those results. We are also evaluating the potential to access a large boundary of premium Lower Elkhorn coal through the same permit.

Next Complex Expansion:

Wyoming County Coal: The addition of Wyoming County Coal to our portfolio of assets as our third operating hub to go into production and first complex in the state of West Virginia fits strategically into our low-cost, hub and spoke operating structure as well as expanding our metallurgical coal platform of premium-quality, mid-volatile coal provided to the steel and infrastructure market. The Company anticipates funding this development and expansion out of financing and cash flow from operations starting at the end of this year or early 2020. Initial production will target the mid-volatile metallurgical coal found within the Gilbert and Eagle coal seams. Our goal is to build out the WCC complex to produce over 1.5 million tons of annual production once fully developed, with the ability to potentially expand with further opportunities in the region.

In 2018, the company generated $31.2 million in revenue from its mining and processing operations. This was a 50% increase in year-over-year revenue growth as we began to increase the active mines that feed our two operating hubs (McCoy Elkhorn Coal and Deane Mining). As you can see throughout this letter, over the past several months we have continued to invest considerable resources to expand our asset base and operational footprint, as well as in additional equipment and infrastructure to improve the efficiency and profitability of our current operating assets. We feel our company resides on a stronger foundation today than any other time in the past and is in a position to continue to deliver attractive growth returns for years to come. During the first quarter of 2019 the company generated total revenue of $6.99 million. This was a 4.5% decline from the first quarter of 2018 as a result of slower production due to our various equipment purchases and mine development initiatives for future growth as cited earlier in this letter. Over the next three quarters, we are confident that the efforts and capital spent will showcase strong growth from our current operations given our emphasis on accretive growth. We are optimistic on where we are positioned, which we believe could lead to significant opportunities for future expansion in the near future, while also building a long term sustainable operation.

Industry Demand:
Metallurgical coal demand worldwide is projected to remain robust due to new global infrastructure projects (including the domestic market given state-based infrastructure budgets) over the next 5 years. Industry consultants are forecasting demand to rise by over 30 million tons on the export market with India being a major driver of such growth, while at the same point due to lack of capital being deployed for growth the supply is forecasted to decline by 1.5% year over year for the next five years. Additionally, we have seen more activity and demand coming from the major North American metallurgical coal purchasers. Overall, we’re very optimistic that despite the market volatility due to tariffs, etc. we are positioned in the market as one of the few growing suppliers of US metallurgical coal.

With respect to potential future acquisitions our primary focus is on organic growth from our existing operations yet we still evaluate opportunities that fit our operating philosophy and infrastructure focus.

Public Market:
From a communications standpoint, we are excited to begin quarterly earnings conference calls with the public beginning with our second quarter results this year. We will continue to press release our achievements, milestones, and important updates and will continue to 8K our material events. We are beginning to see more interest from various news mediums including magazines, industry reports and periodicals, radio, blogs, and TV. We were recently interviewed on FOX Business News, and we anticipate further interest surrounding the global infrastructure environment here in the US and throughout other markets worldwide. We are also in the process of interviewing a number of top tier investor relations firms that can help broaden our market awareness of our Company’s achievements.

To sign up for our new announcements please add your contact information to our mailing list through the contact us form on our website - http://americanresourcescorp.com/investor-relations.

Given our strategy of building, acquiring and increasing the efficiency of operations, we have overcome many hurdles and challenges that come with operating a rapidly growing metallurgical coal operation. As with any business, we expect to face additional hurdles in the future and believe it’s how we continually react and adjust that separates us as a company and advances our business forward. We are incredibly excited about our progress as a company to-date and the potential growth we have going forward. While we have grown rapidly in an industry that has seen relatively little investment for expansion, we remain focused on our core values as a company and have well-placed confidence that we are executing to become one of the preeminent players in the Central Appalachia coal market.

Lastly, and most importantly, we wish to thank all of our hard-working, dedicated men and women that help to make our company better each and every day. We fully appreciate that coal mining is not an easy job and without everyone’s commitment to our team and adherence to our company culture, there would be no doubt we would not have the opportunities available to us today. We look forward to growing our team as we expand our operations and producing more metallurgical coal that can be used to create safe and sustainable bridges, roads, tunnels, building and infrastructure domestically and worldwide for our current and future generations.

We look forward to keeping our shareholders updated with our future progress.

Sincerely,

Mark Jensen
Chief Executive Officer

Special Note Regarding Forward-Looking Statements:
This shareholder letter contains forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties, and other important factors that could cause the Company’s actual results, performance, or achievements or industry results to differ materially from any future results, performance, or achievements expressed or implied by these forward-looking statements. These statements are subject to a number of risks and uncertainties, many of which are beyond the control of the Company. The words “believes”, “may”, “will”, “should”, “would”, “could”, “continue”, “seeks”, “anticipates”, “plans”, “expects”, “intends”, “estimates”, or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Any forward-looking statements included in this press release are made only as of the date of this release. The Company does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. The Company cannot assure you that the projected results or events will be achieved.

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